Exhibit 10.3

LOCK-UP AGREEMENT

by and among

IGNYTE ACQUISITION CORP.,

PEAK BIO CO., LTD.,

and HOYOUNG HUH

Dated as of November 1, 2022

This Lock-Up Agreement (this “Agreement”) is made and entered into as of November 1, 2022, by and among Ignyte Acquisition Corp., a Delaware corporation (“Ignyte”), Peak Bio Co., Ltd., a corporation organized under the laws of the Republic of Korea (the “Company”), and Hoyoung Huh (the “Lock-Up Party” and, collectively with the other parties entering into Lock-Up Agreements in connection the transactions contemplated by the Business Combination Agreement (as defined below), the “Lock-Up Parties”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on April 28, 2022, Ignyte, the Company, Ignyte Korea Co., Ltd., a corporation organized under the laws of the Republic of Korea and a wholly-owned direct subsidiary of Ignyte, entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which the parties agreed to, among other things, effect the Share Swap, and as a result, the Company will become a wholly-owned subsidiary of Ignyte;

WHEREAS, the Lock-Up Party is receiving the Lock-Up Securities (as defined below) on or about the Effective Date, pursuant to the Business Combination Agreement;

WHEREAS, the Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities that the Lock-Up Party now or hereafter Beneficially Owns (as defined below) or owns of record;

WHEREAS, each of Ignyte, the Company and the Lock-Up Party has determined that it is in their best interests to enter into this Agreement; and

WHEREAS, the Lock-Up Party understands and acknowledges that Ignyte and the Company are entering into the Business Combination Agreement in reliance upon the Lock-Up Party’s execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if the Lock-Up Party is a venture capital, private equity or angel fund, no portfolio company of the Lock-Up Party will be deemed an Affiliate of the Lock-Up Party).

“Beneficially Own” means, with regard to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” have the corresponding meanings.

“Expiration Time” shall mean the earliest to occur of (a) the Closing Date, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof, and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any United States federal, state, county, municipal or other local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body.

“Law” means any applicable federal, national, state, county, municipal, provincial, local, foreign or multinational statute, constitution, common law, ordinance, code, decree, order, judgment, rule, binding regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means any Ignyte Securities Beneficially Owned by the Lock-Up Party as of immediately following the Closing Date, other than (i) any security received pursuant to an incentive plan adopted by Ignyte on or after the Closing Date, or (ii) any Ignyte Securities acquired in open market transactions.

“Ignyte Common Stock” means Ignyte’s common stock, par value $0.0001 per share.

“Ignyte Preferred Stock” means Ignyte’s preferred stock, par value $0.0001 per share.

“Ignyte Securities” means (a) any shares of Ignyte Preferred Stock, (b) any shares of Ignyte Common Stock, (c) any shares of Ignyte Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Ignyte Common Stock and (d) any equity securities of Ignyte that may be issued or distributed or be issuable with respect to the securities referred to in clauses (b) or (c) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Permitted Transferee” means with respect to any Person, (a) in the case of an individual: (i) any Family Member of such Person, (ii) by bona fide gift, (iii) any Affiliate of any Family Member of such Person or to a trust, the beneficiary of which is a Family Member or an Affiliate of such Person, or to a charitable organization, (iv) a Person by virtue of the laws of descent and distribution upon death of such Person, (v) a Person pursuant to an operation of law or pursuant to a qualified domestic relations order, divorce decree or separation agreement, and (b) in the case of an entity, (i) any Affiliate of such Person or to any investment fund or other entity controlled or managed by such Person, (ii) if the undersigned is a corporation, partnership, limited liability company or other business entity, its stockholders, partners, members or other equityholders, and (c) the Company or Ignyte in connection with the repurchase of shares of Ignyte Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” means, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby, any (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b).

2. Lock-Up.

2.1 Lock-Up. The Lock-Up Party severally, and not jointly, agrees with Ignyte not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Securities Beneficially Owned or otherwise held by such Lock-Up Party during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall be the period commencing on the Closing Date and ending on the date that is the earlier to occur of (a) one hundred eighty (180) days following the Closing Date; and (b) subsequent to the Closing, the date on which Ignyte completes a liquidation, merger, stock exchange or other similar transaction that results in all of Ignyte’s stockholders having the right to exchange their Ignyte Securities for cash, securities or other property. For the avoidance of any doubt, (i) the Lock-Up Party shall retain all of his rights as a stockholder of Ignyte during the Lock-Up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Lock-Up Securities, and (ii) the restrictions contained in this Section 2.1 shall not apply to (A) any Ignyte Securities acquired in open market transactions, (B) any Ignyte Common Stock issued in connection with the PIPE Investment and (C) any other Ignyte Securities acquired by the Lock-Up Party in any public or private capital raising transactions of Ignyte or otherwise with respect to any Ignyte Common Stock (or other securities of Ignyte) other than the Lock-Up Securities.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Lock-Up Party may Transfer, without the consent of Ignyte, any of such Lock-Up Party’s Lock-Up Securities (a) to any of such Lock-Up Party’s Permitted Transferees, upon written notice to Ignyte, (b) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of Ignyte’s stockholders having the right to exchange their Ignyte Securities for cash, securities or other property subsequent to the Business Combination, (c) to the lender of the Margin Loan (the “Lender”) as collateral for receipt of the margin financing obtained by the Lock-Up Party as described in the Key Company Stockholder Forward Purchase Agreement (the “Margin Loan”), (d) to the Lender upon a default of the Margin Loan by the Lock-Up Party; provided, that in connection with any Transfer of such Lock-Up Securities pursuant to Sections 2.2(a) or 2.2(b) above, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply, and such transferee shall execute a lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period; provided, further, that if the Lock-Up Party pays the outstanding indebtedness under the Margin Loan in full on the terms and conditions of the Margin Loan satisfactory to the Lender, the Lock-Up Securities that were pledged as collateral for the Margin Loan by the Lock-Up Party shall continue to be subject to the restrictions and obligations contained in Section 2.1 and this Section 2.2. Notwithstanding the foregoing provisions of this Section 2.2, the Lock-Up Party may (i) not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the Permitted Transferee (or a change of control of the Lock-Up Party or Permitted Transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred prior to such Transfer), or (ii) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the undersigned’s Lock-Up Securities, provided that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and (B) the Company shall not be required to effect, and the undersigned shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan.

3. Confidentiality. Until the Expiration Time, the Lock-Up Party will and will direct his, her or its Affiliates to keep confidential and not disclose any non-public information relating to Ignyte or the Company and their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Business Combination Agreement or the other Transaction Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by the Lock-Up Party in breach of this Section 3, (ii) is, was or becomes available to the Lock-Up Party on a non-confidential basis from a source other than Ignyte or the Company or (iii) is or was independently developed by the Lock-Up Party after the date hereof. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that the Lock-Up Party gives Ignyte or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that Ignyte or the Company may seek, at its expense, an appropriate protective order or similar relief (and the Lock-Up Party shall reasonably cooperate with such efforts it being understood that such obligation to reasonably cooperate does not require the Lock-Up Party to himself, herself or itself commence litigation regarding such protective order or similar relief).

4. Representations and Warranties of the Lock-Up Party. The Lock-Up Party hereby represents and warrants, severally and not jointly, to the Company and Ignyte as follows:

4.1 Due Authority. The Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform his, her or its obligations hereunder. If the Lock-Up Party is an individual, the signature to this agreement is genuine and the Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by the Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Lock-Up Party, enforceable against the Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and by general equitable principles.

4.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Lock-Up Party does not, and the performance by the Lock-Up Party of the obligations under this Agreement and the compliance by the Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Lock-Up Party, (ii) if the Lock-Up Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent Organizational Documents of the Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the securities of the Company owned by the Lock-Up Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Lock-Up Party is a party or by which the Lock-Up Party is otherwise bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of the Lock-Up Party to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Lock-Up Party does not, and the performance of this Agreement by the Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority, other than those set forth as conditions to closing in the Business Combination Agreement.

4.3 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of the Lock-Up Party, threatened against such Lock-Up Party that would reasonably be expected to materially impair the ability of the Lock-Up Party to perform his obligations hereunder or to consummate the transactions contemplated hereby.

4.4 Absence of Conflicting Agreements. The Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

5. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of the Lock-Up Party from serving on the Board of Directors or as an officer of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director or officer of the Company. The Lock-Up Party is entering into this Agreement solely in his capacity as the anticipated owner of Ignyte Securities following the consummation of the Business Combination.

6. Termination. This Agreement shall terminate upon the earlier of: (i) termination of the Business Combination Agreement in accordance with its terms; or (ii) completion of the Lock-Up Period as specified in Section 2.1 of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 6 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

7. Miscellaneous.

7.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.2 Non-survival of Representations and Warranties. None of the representations or warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.

7.3 Assignment. Neither party hereto may assign, directly or indirectly, including, through any merger, acquisition, sale of all or substantially all shares/assets or by operation of Law, either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 7.3 shall be void ab initio.

7.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (a) Ignyte, (b) the Company and (c) (i) by Lock-Up Parties holding at least 75% of the Lock-Up Securities (assuming the hypothetical exercise of all then-outstanding warrants and options that are Lock-Up Securities) that are then subject to this Agreement, and any such amendment shall be binding on all the Lock-Up Parties; provided, however, that in no event shall the obligation of the Lock-Up Party hereunder be materially increased without the prior written consent of the Lock-Up Party, unless such amendment applies to all Lock-Up Parties in the same fashion; provided, further, however, that (A) if this Agreement, or any other lock-up agreement signed by a stockholder of the Company in connection with the transactions contemplated hereby or under the Business Combination Agreement, is amended, modified or waived in a manner favorable to any Lock-Up Party or such shareholder, and such amendment, modification or waiver would be favorable to any other Lock-Up Party, this Agreement shall be automatically amended in the same manner with respect to such other Lock-Up Party (and Ignyte shall provide prompt notice thereof to all Lock-Up Parties), and (B) if any Lock-Up Party or such shareholder is released from any or all of the lock-up restrictions under this Lock-Up Agreement or such other lock-up agreement, each other Lock-Up Party shall automatically be contemporaneously and proportionately released from the lock-up restrictions hereunder (which, for the avoidance of doubt, will include a release of the same percentage of such Lock-Up Party’s Lock-Up Securities) and Ignyte shall provide prompt notice thereof to each Lock-Up Party.

7.5 Governing Law; Waiver of Jury Trial; Specific Performance.

(a) This Agreement and all Actions based upon, arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware.

(b) All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (x) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (y) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than with respect to any appellate court thereof and other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law. Each of the parties irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that he, she or it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereby waives to the fullest extent permitted by applicable Law any right he, she or it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that he, she, it and the others hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.5(c).

(d) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.6:

(i) if to Ignyte prior to the Effective Time, to:

Ignyte Acquisition Corp.

640 Fifth Avenue

New York, NY

Attention: David Rosenberg, Co-Chief Executive Officer

David J. Strupp, Jr., Co-Chief Executive Officer

Email:      drosenberg@ignytespac.com

dstrupp@ignytespac.com

with a copy to:

DLA Piper LLP (US)

51 John F. Kenney Parkway

Suite 120

Short Hills, NJ 07078

Attention: Andrew P. Gilbert; Scott A. Cowan

Email:      andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com

(ii) if to the Company prior to the Effective Time, to:

Peak Bio Co. Ltd.

Building B #1009,

670 Daewangpangyo-ro (Sampyeong-dong, U Space 2),

Bundang-gu, Seongnam-si, Gyenggi-do

Attention: Hoyoung Huh, MD, Ph.D., Chief Executive Officer

Email: hoyoung.huh@ph-pharma.com

with a copy to:

Bae, Kim & Lee LLC

13F, Tower B, Centropolis,

26 Ujeongguk-ro, Jongno-gu, Seoul 03161

Attention: Jung Min Jo

Email: jungmin.jo@bkl.co.kr

and

BC Burr McCabe Law

584 Castro Street #882

San Francisco, CA 94114

Attention: Peter McCabe

Email: pmccabe@bcbmlaw.com

(iii) if to Ignyte or the Company following the Effective Time, to:

Peak Bio, Inc.

3350 W Bayshore Rd., Suite 100

Palo Alto, CA 94303

Attention: Stephen LaMond

Email:      steve.lamond@peak-bio.com

with a copy to:

DLA Piper LLP (US)

51 John F. Kenney Parkway

Suite 120

Short Hills, NJ 07078

Attention: Andrew P. Gilbert; Scott A. Cowan

Email:      andrew.gilbert@us.dlapiper.com; scott.cowan@us.dlapiper.com

(iv) if to the Lock-Up Party, to the address for notice set forth on the Lock-Up Party’s signature page to this Agreement.

7.7 Entire Agreement; Third-Party Beneficiaries. This Agreement, together with the Business Combination Agreement and Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This right Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.9 Effect of Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.10 Legal Representation. Each of the parties hereto agrees that he, she or it has been represented by independent counsel of his, her or its choice during the negotiation and execution of this Agreement and each party hereto and his, her or its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. The Lock-Up Party acknowledges that DLA Piper LLP (US) is acting as counsel to Ignyte and BC Burr McCabe Law is acting as counsel to the Company in connection with the Business Combination Agreement and the transactions contemplated thereby, and that neither of such firms is acting as counsel to any Lock-Up Party.

7.11 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Business Combination is consummated.

7.12 Further Assurances. At the request of Ignyte or the Company, in the case of the Lock-Up Party, or at the request of the Lock-Up Party, in the case of Ignyte, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

7.13 Waiver. No failure or delay on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.14 Several Liability. The liability of the Lock-Up Parties hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will the Lock-Up Party be liable for any other Lock-Up Party’s breach of such other Lock-Up Party’s representations, warranties, covenants, or agreements contained in this Agreement.

7.15 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of his, her or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

IGNYTE ACQUISITION CORP., a Delaware corporation

By:	/s/ David Rosenberg
Name: David Rosenberg
Title: Co-Chief Executive Officer

Signature Page to Lock-Up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

PEAK BIO CO, LTD., a corporation organized under the laws of the Republic of Korea

By:	/s/ Stephen LaMond
Name: Stephen LaMond
Title: Interim CEO

PEAK BIO CO, LTD., a corporation organized under the laws of the Republic of Korea

By:	/s/ Hoyoung Huh
Name: Hoyoung Huh
Title: Representative Director

Signature Page to Lock-Up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LOCK-UP PARTY:

By:	/s/ Hoyoung Huh
Name: Hoyoung Huh

Signature Page to Lock-Up Agreement